THIRD AMENDMENT DATED AS OF AUGUST 2, 2002 TO CREDIT AGREEMENT
DATED AS OF April 25, 2001

           This Third Amendment dated as of August 2, 2002 to Credit Agreement dated as of April 25, 2001 (this "Amendment") is made by and among NEW HORIZONS WORLDWIDE, INC., a Delaware corporation (the "Company"), the lenders parties hereto (the "Banks"), and Bank of America, N.A., as letter of credit issuing bank and as agent for the Banks (in its capacity as agent, together with any successors and assigns, the "Agent"). Terms used but not defined herein have the meanings specified in the Credit Agreement referenced below.

W I T N E S S E T H:

           WHEREAS, the Company, the Banks, the Issuing Bank and the Agent are parties to that certain Credit Agreement dated as of April 25, 2001 (as amended or modified and in effect on the date hereof, the "Credit Agreement");

          WHEREAS, the Company has requested that the Banks, the Issuing Bank and the Agent agree to amend or modify the Credit Agreement so as to, among other things, (i) revise the EBITDA covenants, and (ii) waive non-compliance as of June 30, 2002 with the quarterly EBITDA covenant, all as more fully hereinafter set forth; and

          WHEREAS, the Agent, the Banks and the Issuing Bank are willing to amend and modify the Credit Agreement, subject to the terms and conditions contained herein.

           NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

SECTION 1

AMENDMENTS TO THE CREDIT AGREEMENT

               Section 1 of the Credit Agreement is hereby further amended so that the definition of "Consolidated Fixed Charges" shall read in its entirety, as follows:

                     Consolidated Fixed Charges” means, for any period, the sum of the following (without duplication): (i) Consolidated Interest Charges paid or required to be paid in cash for such period (excluding amounts paid from the Subordinated Debt Interest Escrow); (ii) income and franchise taxes paid or required to be paid in cash by the Company and its Subsidiaries on a consolidated basis during such period; (iii) all scheduled payments of principal made or required to be made with respect to all Indebtedness (including the principal portion of Capital Leases) of the Company and its Subsidiaries on a consolidated basis during such period (it being understood, however, that for purposes hereof scheduled payments shall not include (x) the Third Amendment Prepayment or (y) any prepayment pursuant to Section 2.7(a) arising from the sale of the Santa Ana Property, or (z) any prepayment pursuant to Section 2.7(e) on account of Excess Cash Flow); (iv) Consolidated Rental Expenses for such period; (v) all Earnout Payments made or required to be made in cash by the Company and its Subsidiaries during such period; and (vi) all Restricted Payments under Section 8.10(c) made or required to be made by the Company and its Subsidiaries on a consolidated basis during such period.

               Section 1 of the Credit Agreement is amended by adding a definition of ”Third Amendment Prepayment” as follows:

                ”Third Amendment Prepayment” means a prepayment of the Term Loans in the amount of not less than $3,000,000 pursuant to the provision of the Third Amendment.

                Section 9.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                9.1 Minimum Adjusted EBITDA.

                     (a)     Monthly EBITDA. Until the earlier to occur of (i) the EBITDA Compliance Date, or (ii) the Subordinated Debt Issuance Date, as evidenced by a Compliance Certificate delivered to the Agent, the Company shall not at any time permit the Consolidated Adjusted EBITDA for any month to be less than the amount set forth below for such month:

Month Ending	Minimum Monthly EBITDA

01/31/02	- 0 -
02/28/02	$750,000
03/31/02	$750,000
04/30/02	$600,000
05/31/02	$600,000
06/30/02	$900,000
07/31/02	$500,000
08/31/02	$500,000
09/30/02	$700,000
10/31/02	$500,000
11/30/02	$500,000
12/31/02	$750,000
01/31/03	$600,000
02/28/03	$600,000
03/31/03	$800,000
04/30/03	$625,000
05/31/03	$625,000
06/30/03	$850,000
07/31/03	$675,000
08/31/03	$675,000
09/30/03	$925,000
10/31/03	$675,000
11/30/03	$675,000
12/31/03	$925,000

           plus or minus, in each case (as applicable), the Adjusted Amount.

                     (b)     Quarterly EBITDA. The Company shall not at any time permit the Consolidated Adjusted EBITDA for any fiscal quarter of the Company to be less than the amount set forth below for such quarter as follows:

Quarter Ending	Minimum Quarterly EBITDA

12/31/01	$1,500,000
03/31/02	$2,000,000
06/30/02	$3,000,000
09/30/02	$2,600,000
12/31/02	$2,700,000
03/31/03	$3,100,000
06/30/03	$3,200,000
09/30/03	$3,500,000
12/31/03	$3,500,000

           plus or minus, in each case (as applicable), the Adjusted Amount.

           For purposes hereof, the “Adjusted Amount” for any calculation period shall be equal to (a) for each Acquired Business, the Acquisition of which was consummated after December 31, 2001, 85% of the aggregate EBITDA of such Acquired Business for the 12 month period preceding the date of Acquisition multiplied by 0.25 (or multiplied by 0.08333 in the case of Section 9.1(a)), less (b) for each Disposed Business, the Disposition of which was consummated after December 31, 2001, 85% of the aggregate EBITDA of such Disposed Business for the 12 month period preceding the date of Disposition multiplied by 0.25 (or multiplied by 0.08333 in the case of Section 9.1(a)). To the extent that the amount in clause (a) exceeds the amount in clause (b), the Adjusted Amount shall be a positive amount. To the extent that the amount in clause (b) exceeds the amount in clause (a), the Adjusted Amount shall be a negative amount.

                The Credit Agreement is further amended so that Schedule 2 to Exhibit C shall be replaced by a revised Schedule 2 which (a) shall reflect the provisions of Sections 9.1 and 9.3 as herein amended, and (b) shall be in form and substance satisfactory to the Agent.

SECTION 2

WAIVER

                (a)      The Banks hereby waive any Default or Event of Default arising from noncompliance by the Company as of June 30, 2002 with the provisions of 9.1(b) (Quarterly EBITDA) of the Credit Agreement as in effect before giving effect to this Amendment; it being understood that the foregoing waiver is subject to the condition that the Company shall make the Third Amendment Prepayment pursuant to Section 4 hereof and that such prepayment shall be applied to the Term Loans in the inverse order of maturity,

                (b)      The foregoing waiver is specific in time and in intent and does not constitute, nor shall it be construed as, a waiver of any other right, power or privilege under the Credit Agreement, or under any agreement, contract, indenture, document or other instrument mentioned in the Credit Agreement; nor does the foregoing waiver preclude other or further exercise of any other right, power or privilege, nor shall the waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document, or instrument mentioned in the Credit Agreement, constitute a waiver of any other default of any other term or provision.

SECTION 3

REPRESENTATIONS AND WARRANTIES

                The Company represents and warrants to the Agent and the Banks as of the date hereof that:

               (a)       After giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date).

                (b)     After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or will result from this Amendment.

                (c)      The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

                (d)     The Credit Agreement as modified by this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the Credit Agreement’s terms as modified by the terms of this Amendment, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

SECTION 4

CONDITIONS AND EFFECTIVENESS

           This Amendment shall become effective as of August 2, 2002, subject, however, to the condition precedent that the Agent shall have received all of the following in form and substance satisfactory to the Agent:

                (a)     counterparts of this Amendment (or an executed facsimile copy hereof), executed by the Company and the Required Banks (together with a duly executed Guarantor Acknowledgment and Consent); and

                (b)      evidence of the payment to the Agent in immediately available funds of (i) $3,000,000 (representing the Third Amendment Prepayment for the account of the Lenders), and (ii) all legal fees and expenses of the Agent to the extent theretofore invoiced.

SECTION 5

GENERAL

                (a)      As hereby modified, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects.

                (b)      The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to execute similar modifications under the same or similar circumstances in the future.

                (c)      Upon execution and delivery of this Amendment and the Guarantor Acknowledgement and Consent attached hereto, this Amendment shall be binding upon and shall inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns.

                (d)     The Company agrees to pay all fees and out-of-pocket costs and expenses of the Agent (including reasonable attorneys' fees and expenses of counsel to the Agent) in connection with the preparation and execution of this Amendment.

                (e)      This Amendment (and the Guarantor Acknowledgement and Consent attached hereto) may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

     Delivered at Chicago, Illinois, as of the date and year first above written.

[SIGNATURES ON THE FOLLOWING PAGE]

                IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of the day and year first above written.

NEW HORIZONS WORLDWIDE, INC.,
a Delaware corporation

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BANK OF AMERICA, N.A.,
as Agent

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BANK OF AMERICA, N.A., as
Issuing Bank

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BANK OF AMERICA, N.A., as a Bank

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Wells Fargo Bank, N.A., as a Bank

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Union Bank of California, N.A., as a Bank

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California Federal Bank, as a Bank

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Bank of the West, as a Bank

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Manufacturers Bank, as a Bank

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GUARANTOR ACKNOWLEDGMENT AND CONSENT

           The undersigned, each a guarantor or third party pledgor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledges and consents to the execution, delivery and performance by the Company of the foregoing Third Amendment to the Credit Agreement to which this Guarantor Acknowledgement and Consent is attached ("Amendment"), and (ii) reaffirms and agrees that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. Capitalized terms used herein have the meanings specified in the Amendment.

[SIGNATURES ON THE FOLLOWING PAGE]

                IN WITNESS WHEREOF, each of the undersigned guarantors have caused the execution and delivery of the Guarantor's Acknowledgment by their respective representatives thereunto duly authorized as of the day and year first above written.

           New Horizons Education Corporation
          New Horizons Computer Learning Center of Albuquerque, Inc.
          New Horizons Computer Learning Center of Memphis, Inc.
          New Horizons Computer Learning Center of Charlotte, Inc.
          New Horizons Computer Learning Center of Santa Ana, Inc.
          NHCLC of San Antonio, Inc.
          Nova Vista, L.L.C.
          New Horizons Computer Learning Center of Hartford, Inc.
          New Horizons Computer Learning Center of Chicago, Inc.
          New Horizons Computer Learning Center of Denver, Inc.
          New Horizons Computer Learning Center of Nashville, Inc.
          New Horizons Computer Learning Center of Sacramento, Inc.
          New Horizons Computer Learning Center of Metropolitan New York
          New Horizons Computer Learning Center of Cleveland Ltd., L.L.C.
          New Horizons Computer Learning Centers EMEA, L.L.C.
          New Horizons Computer Learning Centers APAC, L.L.C.
          New Horizons Computer Learning Center of Indianapolis, Inc.
          New Horizons Computer Learning Center of Indianapolis, LLC
          New Horizons Computer Learning Centers, Inc.
          New Horizons Computer Learning Center of Atlanta, Inc.

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